Exhibit 99.1

New Residential Investment Corp. Completes Previously Announced Acquisition of Genesis Capital LLC

The Genesis acquisition further reinforces New Residential’s position as a leading and diverse investment company

NEW YORK – (BUSINESS WIRE) – New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) announced today that it has completed the previously announced acquisition of Genesis Capital LLC (“Genesis”), a leading business purpose lender, along with a related portfolio of loans, from affiliates of the Goldman Sachs Group, Inc. (“Goldman Sachs”). The transaction was initially announced on October 11, 2021.

“The closing of the Genesis acquisition adds another complementary operating company to New Residential’s portfolio of investments,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “We expect that Genesis’s ability to manufacture high-quality loans to the real estate industry will help enable New Residential to generate more earnings for our shareholders. Genesis’s proven management team, powerful technology and data-driven operations are value-additive for New Residential and will create synergies for our growing single-family rental platform. We are excited about our combined future and the opportunities we will create together.”

Genesis is expected to originate approximately $2 billion of loans in 2021 and has originated over 12,000 loans since 2014.

 “Having worked closely with the New Residential team over the last few months to close the transaction, we are eager to join the family,” said Robert Wasmund, Chief Executive Officer of Genesis. “We believe our newfound partnership will help enable Genesis to thrive in a U.S. housing market with decreasing supply and increasing demand, particularly in the build-to-rent space. We look forward to expanding our product set, entering new markets, and leveraging the deep financial services and risk management expertise of New Residential to drive continued excellence across the company.”

New Residential financed the acquisition with existing cash and committed asset-based financing from Goldman Sachs.

Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to New Residential. Goldman Sachs & Co. LLC acted as exclusive financial advisor and Davis Polk & Wardwell LLP acted as legal advisor to Genesis.

ABOUT NEW RESIDENTIAL
New Residential is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a complementary portfolio of investments and operating businesses. Since inception in 2013, New Residential has delivered over $3.8 billion in dividends to shareholders. New Residential’s investment portfolio is composed of mortgage servicing related assets (full and excess MSRs and servicer advances), residential securities (and associated called rights) and loans (including single family rental), and consumer loans. New Residential’s investments in operating entities include leading origination and servicing platforms through wholly owned subsidiaries, Newrez LLC and Caliber Home Loans Inc., as well as investments in affiliated businesses that provide mortgage related services. New Residential is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes, is managed by an affiliate of Fortress Investment Group LLC (“Fortress”), a global investment management firm, and is headquartered in New York City.

ABOUT GENESIS
Genesis offers various funding options to the nation’s top residential single- and multi-family real estate developers, leveraging its expertise, proprietary data and long-term borrower relationships. Genesis delivers both agility and speed as well as reliable, integrated high-touch customer service. Headquartered in Sherman Oaks, California, Genesis has 170 employees.

ABOUT GOLDMAN SACHS
The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

FORWARD-LOOKING STATEMENTS
Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, (i) Genesis’s future performance, including, not limited to, its expected origination of approximately $2 billion of loans in 2021 and (ii) statements regarding Genesis’s and the related portfolio of loans’ impact on the Company’s business and future performance, including the Company’s ability to generate more earnings for our shareholders. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. These risks and factors include, but are not limited to, the risks relating to unexpected challenges related to the integration of Genesis’s businesses and operations; changes in general economic and/or industry specific conditions; unanticipated expenditures relating to or liabilities arising from the transaction or the acquired businesses; litigation or regulatory issues relating to the transaction or the acquired business; the impact of the transaction on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the transaction.

For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts:
New Residential Investor Relations
212-479-3150
IR@NewResi.com